As filed with the Securities and Exchange Commission on January 8, 1998

                                                       Registration No. 33-7599


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                          POST-EFFECTIVE AMENDMENT NO.1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              ---------------------

                                  NITCHES, INC.
               (Exact name of issuer as specified in its charter)

            California                                  95-2848021
    (State of Incorporation)                (IRS Employer Identification No.)

                              10280 Camino Santa Fe
                           San Diego, California 92121
               (Address of Principal Executive Offices) (Zip Code)


                           Steven P. Wyandt, President
                                  NITCHES, INC.
                              10280 Camino Santa Fe
                           San Diego, California 92121
                     (Address and name of agent for service)

                                 (619) 625-2633
          (Telephone number, including area code, of agent for service)
                              ---------------------

            BEEBA'S CREATIONS, INC. 1985 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plans)
                              ---------------------

                                   Copies to:

                            JAMES A. MERCER III, Esq.
                      Luce, Forward, Hamilton & Scripps LLP
                           600 W. Broadway, Suite 2600
                           San Diego, California 92101
                              ---------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE

         Nitches, Inc., a California corporation formerly known as Beeba's Creations, Inc.("Registrant") hereby files this Post- Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 33-7599) ("Registration Statement") for the purposes of removing from registration under Securities Act of 1933, as amended, an aggregate of 130,398 shares of the Registrant's common stock ("Common Stock"), no par value, registered under the Registration Statement which were unsold under this Registration Statement and subsequently registered under the Registrant's Registration Statement on Form S-8 (Registration No. 33-19924).

         The Registration Statement was originally filed by the Registrant with the Securities and Exchange Commission on July 29, 1986 to register the shares of Common Stock reserved by the Registrant for offering pursuant to BEEBA'S CREATIONS, INC. 1985 INCENTIVE STOCK OPTION PLAN (the "Plan"). The Registrant subsequently filed on December 29, 1986 its Registration Statement on Form S-8 (Registration No. 33-11007) to register an additional 150,000 shares reserved for issuance under the Plan (the "Second Registration Statement"). The Registrant subsequently filed on February 5, 1988 its Registration Statement on Form S-8 (Registration No. 33-19924) covering the shares registered under the Registration Statement, the Second Registration Statement and an additional 150,000 shares reserved for issuance under the Plan (the "Third Registration Statement"). Finally, on February 16, 1990 the Registrant filed its Registration Statement on Form S-8 (Registration No. 33-33293) to register the shares of Common Stock covered by the Registration Statement, the Second Registration Statement, the Third Registration Statement, as well as an additional 150,000 shares of Common Stock to be issued under the Plan and 150,000 shares of Common Stock to be issued under a separate Executive Option Plan.

         At the time of filing the Second Registration Statement, the Registrant had issued a total of 4,600 shares of the original 134,998 shares of Common Stock registered under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act cf 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State California, on this 8th day of January, 1998.

                                            NITCHES, INC.



                                            By:\s\ STEVEN P. WYANDT
                                               --------------------------------
                                               Steven P. Wyandt, President
                                               and Chief Executive Officer